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                                                                   EXHIBIT 10.48

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, entered into this December 13, 2001, effective as of October 13, 2000, by and between Simula, Inc., an Arizona corporation (the "Company") and Joseph W. Coltman (the "Executive"):

                             W I T N E S S E T H :

     WHEREAS, the Company desires to establish its right to the services of the Executive, in the capacity described below, on the terms and conditions set forth, and the Executive is to accept such employment on such terms and conditions; and

     WHEREAS, the Company desires to insure, insofar as possible, that it will continue to have the benefit of the Executive's services over the employment term and to protect its confidential information and goodwill; and

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

                                  SECTION ONE

     1.1 Employment as Executive Vice President of the Company. The Company does hereby employ, engage and hire the Executive as an Executive Vice President and Chief Development Officer, or such position of comparable responsibility, authority and status as appointed from time to time, and the Executive does hereby accept and agree to such hiring, engagement and employment. The Executive's duties during the employment period shall be such executive and managerial duties as are set forth hereunder, as the President of the Company shall from time to time prescribe. The services which are to be performed by the Executive hereunder are to be rendered at an employment location which is not more than twenty-five (25) miles from the Executive's employment location on the date of the Change of Control, or in such other place or places as shall be mutually agreed upon in writing by the Executive and the Company from time to time. The Executive will devote the preponderance of his time, energy and skill to the performance of his duties for the Company and for the benefit of the Company, subject to reasonable vacations and absences due to illness. Furthermore, the Executive will exercise due diligence and care in the performance of his duties for the Company under this Agreement.

                                  SECTION TWO

     2.1 Employment Term.

     (a) The Executive shall be employed by the Company for the duties as set forth in Section 1 for the two (2) year period commencing October 13, 2000, and ending on October 13, 2002, (the "Employment Term"), unless the employment of the
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Executive is extended pursuant to subparagraph (b) below or terminates earlier in accordance with the provisions of this Agreement.

     (b) This Agreement will automatically renew for an additional two (2) year period on the terms and conditions then existing, unless either party notifies the other in writing of its decision not to renew the Agreement no less than one
(1) year prior to the end of the Employment Term; provided that in no event shall the Employment Term exceed two (2) years from the date either party notifies the other of its decision not to renew the Agreement. To the degree this Agreement is in effect in any renewal of the Employment Term, the total period under which the Executive renders services shall be referred to as the "Employment Term."

     (c) Notwithstanding the foregoing, if a Change of Control (as defined in Section 5.2(g)) occurs when the Executive is employed by the Company, the Company will continue thereafter to employ the Executive, and the Executive will remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, during the Employment Period (as defined in Section 5.2(j)).

                                 SECTION THREE

     3.1 Compensation.

     (a) The Company shall pay the Executive and the Executive agrees to accept from the Company during the Employment Term compensation for his services at an initial base salary rate, as of the date of execution of this Agreement, of Two Hundred Thousand Dollars ($200,000) per year, payable in equal bi-weekly installments or at such other time or times as the Executive and the Company shall agree and as otherwise provided by law.

     (b) During the Employment Term, the President shall consider and appraise periodically, but not less frequently than annually, the Executive's compensation. In determining such compensation, the President shall consider the commensurate increases given to other corporate officers and key employees generally both in the Company and in other similarly situated companies, the scope and success of the Company's operations, the expansion of Executive's duties and the Executive's performance of his duties.

     3.2 Bonus. The Executive shall also receive such bonuses as may be declared from time to time by the Company in its sole and absolute discretion.

     3.3 Fringe Benefits. The Executive shall be entitled to the following fringe benefits:

     (a) The Executive shall be entitled to participate in such employee pension benefit plans and employee welfare benefit plans (as such terms are defined in Sections 3(2) and 3(1), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) as are sponsored by the Company and generally available to salaried employee participation. Such participation shall be in accordance

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with the terms and provisions of the respective employee pension benefit and employee welfare benefit plans.

     (b) The Executive shall also be entitled to participate in all Simula Stock Option and Incentive Plans, in accordance with the terms and conditions of said plans.

     (c) The Executive shall also be entitled to all paid vacation and holidays available to all employees at the Simula corporate office.

     3.4 Expenses. The Company will reimburse the Executive for any and all necessary, customary and usual expenses incurred on behalf of the Company in accordance with Company policies, including a reasonable car allowance. The Executive shall be responsible for additional income taxes, if any, resulting from expenses under this Section 3.4 constituting taxable income under Section 132 of the Code (or any successor provision).

                                  SECTION FOUR

     4.1 Death or Disability. If the Executive becomes physically or mentally disabled while employed by the Company, and as a result thereof becomes unable to continue the proper performance of his duties for the Company, or if the Executive dies while employed by the Company, the Executive's employment shall automatically cease and terminate. The Company's obligation to pay the Executive's base salary and bonuses pursuant to Sections 3.1 and 3.2 shall end as of the date of the Executive's death or, in the case of disability, the Executive's last day of active employment.

     The Executive shall be considered to be "disabled" for purposes of this
Section 4.1, if, in the judgment of a licensed physician selected by the Company, the Executive is "disabled" for purposes of the Company's Long Term Disability Plan.

     4.2 Normal Termination. This Agreement shall automatically renew on the expiration of the initial Employment Term described in Section 2.1(a) without any notice from either party, unless either party gives notice of termination pursuant to Section 2.1(b). Unless this Agreement is terminated pursuant to
Section 4.3, the Company's obligation to pay compensation and benefits pursuant to SECTION THREE shall continue during the Employment Term.

     4.3 Termination by the Executive. Notwithstanding Section 2.1(b), the Executive shall have the right to terminate this Agreement at any time. The Executive agrees to provide the Company with one hundred twenty (120) days prior written notice of any such termination. The Company's obligation to pay the Executive's base salary and any bonuses or other compensation pursuant to SECTION THREE shall cease as of the Executive's last day of work, subject to the remaining provisions of this Section 4.3. Notwithstanding anything to the contrary in this Section 4.3, if the Executive gives written notice that the Company has materially breached any of its commitments under this Agreement, whether with or without resigning from employment, unless the Company rectifies the breach within one hundred twenty (120) days of the notice or

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disputes the occurrence of the alleged breach in writing within such one hundred twenty (120) day period, the Company's obligation to pay compensation and benefits pursuant to SECTION THREE shall continue during the Employment Term then in effect under Section 2.1(a) or (b), even though the Executive may thereafter resign. The Company shall be deemed conclusively to have committed the breach if it does not dispute the occurrence of the alleged breach within the one hundred twenty (120) day period. If the Executive resigns from the Company pursuant to such charge of breach and there has been no determination that the Company did not breach this Agreement, the Executive will be entitled to receipt of compensation and benefits pursuant to SECTION THREE during the Employment Term then in effect under Section 2.1(a) or (b). Any determination of breach pursuant to this Section 4.3 shall be made in accordance with Section
6.1. Compensation and benefits shall remain payable during the period described in this Section 4.3, provided that if the arbitrator determines that Company has not materially breached this Agreement, the Executive shall be obligated to repay to the Company the compensation and benefits paid to the Executive during such period.

                                  SECTION FIVE

     5.1 General. In the event of a Change of Control as defined in Section 5.2(g), the provisions of this SECTION FIVE shall govern the terms and conditions of the Executive's employment with the Company, notwithstanding any other provision in this Agreement to the contrary. In the event of a conflict between the provisions of this SECTION FIVE and any other provision of this Agreement, the provisions of this SECTION FIVE shall control.

     5.2 Definitions. For purposes of this SECTION FIVE, the following terms have the meaning set forth below:

     (a) "Accrued Benefits" shall mean the following amounts: (i) all salary earned or accrued through the Termination Date; (ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;
(iii) any and all other cash benefits previously earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect; (iv) a lump sum payment of the bonus or incentive compensation otherwise payable to the Executive with respect to the year in which termination occurs under any bonus or incentive compensation plan or plans in which the Executive is a participant; and (v) all other payments and benefits to which the Executive may be entitled under the terms of this Agreement and any benefit plan of the Company. Payment of Accrued Benefits shall be made promptly in accordance with the Company's prevailing practice and the terms of any applicable benefit plans, contracts or arrangements.

     (b) "Act" shall mean the Securities Exchange Act of 1934.

     (c) "Affiliate" shall mean (i) Stanley P. Desjardins; (ii) a corporation other than the Company that is a member of a "controlled group of corporations" (within

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the meaning of Section 414(b) of the Code as modified by Section 415(h) of the
Code); or (iii) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that also includes the Company as a member. For purposes of determining whether a transaction or event constitutes a Change of Control within the meaning of
Section 5.2(g), "Affiliate" status shall be determined on the day immediately preceding the date of the transaction or event.

     (d) "Base Period Income" shall be an amount equal to the Executive's "annualized includible compensation" for the "base period" as defined in Section 280G(d)(1) and (2) of the Code.

     (e) "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Act, provided that any pledgee of the voting securities of the Company shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities.

     (f) "Cause" shall be limited to (i) the engaging by the Executive in conduct which has caused demonstrable and serious injury to the Company, monetary or otherwise, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative; (ii) conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Company determines has a significant adverse impact on it in the conduct of its business; (iii) unreasonable neglect or refusal by the Executive to perform the Executive's duties or responsibilities (unless significantly changed without the Executive's consent); or (iv) a significant violation by the Executive of the Company's established policies and procedures as in effect on the date of the Change of Control which could subject the Executive to disciplinary action by the Company.

     (g) "Change of Control" shall mean one (1) or more of the following events:

          (i) Any Person, other than an Affiliate, through a transaction or series of transactions, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company;

          (ii) A merger or consolidation of the Company with any other corporation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in

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     combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided that, for purposes of this subparagraph (ii), a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company (excluding any securities acquired by that Person directly from the Company or an Affiliate) shall not result in a Change of Control;

          (iii) The shareholders of either the Company approve a sale, transfer or other disposition of all or substantially all of the assets of Simula, Inc. to a Person other than the Company or an Affiliate;

          (iv) All or substantially all of the assets of the subsidiary or division of Simula, Inc. over which Executive has authority are sold or transferred to, or the capital stock or ownership interests of such subsidiary or division are merged or consolidated with, a Person other than the Company or an Affiliate; or

          (v) Individuals who, as of April 1, 2001, constitute the board of directors of Simula, Inc. (the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the members of the Simula, Inc. board of directors, as the case may be; provided, however, that for purposes of this subparagraph (iv), (A) any person becoming a member of the Simula, Inc. board of directors after April 1, 2001 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the members then comprising the Incumbent Board will be, considered as though such person were a member of the Incumbent Board and (B) the Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors.

     (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (i) "Disability" shall have the same meaning as given to that term in the Company's long-term disability plan for employees.

     (j) "Employment Period" shall mean a period commencing on the date of a Change of Control, and ending on the earlier (i) of the second anniversary of such date, or (ii) the date on which the Executive attains the age of sixty-five
(65) provided that the Executive meets the criteria of the "bona fide executive" exception to the


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requirements of the Age Discrimination in Employment Act, codified at 29 U.S.C.
Section 631(c).

     (k) "Good Reason" shall mean:

     (i) Executive's voluntary resignation from his position within 180 days after a Change of Control;

     (ii) the required relocation of the Executive, without the Executive's consent, to an employment location which is more than twenty-five (25) miles from the Executive's employment location on the date of a Change of Control;

     (iii) a significant reduction by the Company in the compensation and/or benefits provided to the Executive as in effect on the date of the Change of Control as the same may be increased from time to time during the Employment Period which reduction is not generally effective for all executives employed by the Company (or its successor) in the Executive's class or category;

     (iv) the removal of the Executive from or any failure to reappoint the Executive to any of the positions held by the Executive on the date of a Change of Control or any other positions to which the Executive shall thereafter be elected or assigned except in the event that such removal or failure to reappoint relates to the termination by the Company of the Executive's employment for Cause or by reason of death, disability or voluntary retirement;

     (v) a significant adverse change, without the Executive's written consent, in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities, or a material reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements available to a level below that which was provided to the Executive on the date of the Change of Control and that which is necessary to perform any additional duties assigned to the Executive following the Change of Control, which change or reduction is not generally effective for all executives employed by the Company (or its successor) in the Executive's class or category; or

     (vi) breach of any material provision of this Agreement by the Company.

     (l) "Notice of Termination" shall mean the written notice described in
Section 5.10.

     (m) "Person" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity (including a "group" as defined in Section 13(d)(3) of the Act), other than an employee benefit plan of the Company or an Affiliate or an entity organized, appointed or established pursuant to the terms of any such benefit plan.


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     (n) "Termination Date" shall mean, except as otherwise provided in Section
5.10, (i) the Executive's date of death; (ii) the date of the Executive's voluntary early retirement as agreed upon in writing by the Company and the Executive; (iii) sixty (60) days after the delivery of the Notice of Termination terminating the Executive's employment on account of Disability pursuant to
Section 5.7, unless the Executive returns full-time to the performance of his duties prior to the expiration of such period; (iv) the date of the Notice of Termination if the Executive's employment is terminated by the Executive voluntarily other than for Good Reason; and (v) sixty (60) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Company (other than by reason of Disability) or by the Executive for Good Reason.

     (o) "Termination Payment," subject to the limits set forth in Section 5.11(c) hereof, shall be an amount equal to (i) plus (ii), multiplied by (iii), where

          (i) Equals the Executive's rate of annual salary, as in effect on the date of the Change of Control and as adjusted thereafter from time to time pursuant to Section 3.1;

          (ii) Equals the amount of the average annual dollar award paid to the Executive pursuant to the Company's regular bonus plan or arrangement with respect to the four (4) years (or the number of years of the Executive's employment if less than four (4) years) preceding the Termination Date which shall be determined by dividing the total dollar amount paid to the Executive under such plan or arrangement with respect to such number of years by four (4) (or the number of years of the Executive's employment if less than four (4) years); and

          (iii) Equals two (2).

     (p) "Total Payments" shall mean the sum of the Termination Payment and any other payments or benefits provided to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on the Change of Control and to which Section 280G of the Code applies.

     5.3 Duties. During the Employment Period, the Executive shall, in the same capacities and positions held by the Executive at the time of such Change of Control or in such other capacities and positions as may be agreed to by the Company and the Executive in writing, devote the Executive's best efforts, attention and skill to the business and affairs of the Company, as such business and affairs now exist and as they may hereafter be conducted. The services which are to be performed by the Executive hereunder are to be rendered at an employment location which is not more than twenty-five (25) miles from the Executive's employment location on the date of the Change of Control, or in such other place or places as shall be mutually agreed upon in writing by the Executive and the Company from time to time. The Executive shall not be required to be absent from such employment location for more than forty-five (45) consecutive days in any fiscal year without the Executive's consent.


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     5.4 Compensation and Benefits. During the Employment Period, the Executive
shall be compensated as follows:

     (a) The Executive shall receive, at such intervals and in accordance with such standard policies as may be in effect on the date of the Change of Control, an annual salary not less than the Executive's annual salary as in effect as of the date of the Change of Control, subject to adjustment as provided in Section 3.1(b);

     (b) The Executive shall be reimbursed, at such intervals and in accordance with such standard policies as may be in effect on the date of the Change of Control, for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company, including travel expenses;

     (c) The Executive shall be included to the extent eligible thereunder in any and all plans providing general benefits for the Company's employees, including but not limited to, group life insurance, hospitalization, disability, medical, dental, pension, profit sharing, savings and stock bonus plans and be provided any and all other benefits and perquisites made available to other employees of comparable status and position, on the same terms and conditions as generally provided to employees of comparable status and position;

     (d) The Executive shall receive annually not less than the amount of paid vacation and not fewer than the number of paid holidays received annually immediately prior to the Change of Control or such greater amount of paid vacation and number of paid holidays as may be made available annually to other employees of comparable status and position with the Company; and

     (e) The Executive shall be included in all plans providing special benefits to corporate officers, including but not limited to bonus, deferred compensation, incentive compensation, supplemental pension, stock option, stock appreciation, stock bonus and similar or comparable plans extended by the Company from time to time to senior corporate officers, key employees and other employees of comparable status, including a reasonable car allowance.

     5.5 Death. If the Executive shall die during the Employment Period, but after delivery of a Notice of Termination by the Company for reasons other than Cause or Disability or by the Executive for Good Reason, the Executive's employment shall terminate on his date of death and the Executive's estate, heirs and beneficiaries shall be entitled to the Executive's Accrued Benefits as of the Termination Date, and, subject to the provisions of this Agreement, to such Termination Payment as the Executive would have been entitled to had the Executive survived. All benefits payable on account of the Executive's employment or death under the Company's employee benefits plans, programs or arrangements shall be paid or distributed in accordance with the terms of such plans, programs or arrangements. The Executive's death following delivery of the Notice of Termination shall not affect his or her Termination


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Date which shall be determined without regard to the Executive's death, subject to the provisions of Section 5.10.

     If the Executive shall die during the Employment Period, but prior to the delivery of a Notice of Termination, the Executive's employment shall terminate and the Executive's estate, heirs and beneficiaries shall receive all the Executive's Accrued Benefits through the Termination Date and all benefits available to them under the Company's benefit plans as in effect on the Termination Date on account of the Executive's death.

     5.6 Retirement. If, during the Employment Period, the Executive and the Company shall execute an agreement providing for the voluntary retirement of the Executive from the Company, the Executive shall receive only his Accrued Benefits through the Termination Date.

     5.7 Termination for Disability. If the Executive has been absent from his or her duties hereunder on a full-time basis for five (5) consecutive months during the Employment Period on account of a Disability, the Company may provide a Notice of Termination, which satisfies the requirements of Section 5.11, and the Executive's employment shall, for purposes of this Agreement, terminate sixty (60) days thereafter, unless the Executive returns to the performance of his or her duties on a full-time basis prior to the end of the sixty (60) day period. During the term of the Executive's Disability prior to his or her Termination Date, the Executive shall continue to participate in all compensation and benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to his or her Disability in accordance with the terms and provisions of such plans, programs and arrangements. If the Executive's employment is terminated on account of the Executive's Disability, the Executive shall receive his or her Accrued Benefits, provided that the Executive's termination for purposes of this Agreement under this Section 5.7 shall not affect his or her entitlement to benefits on account of his or her Disability under any long-term disability programs of the Company in effect at the time of such termination and in which the Executive participated immediately prior to his or her Disability.

     5.8 Termination Not Giving Rise to a Termination Payment. If, during the Employment Period, the Executive's employment is terminated for Cause, or if the Executive voluntarily terminates his employment other than for Good Reason, subject to the procedures set forth in Section 5.11, the Executive shall be entitled to receive only his Accrued Benefits.

     5.9 Termination Giving Rise to a Termination Payment. If, during the Employment Period, the Executive's employment is terminated by the Executive for Good Reason or by the Company other than by reason of death or Disability pursuant to Section 5.7 or for Cause, subject to the procedures set forth in
Section 5.11,

     (a) the Executive shall be entitled to receive, and the Company shall pay, the Executive's Accrued Benefits and, in lieu of further salary payments for periods following the Termination Date, as severance pay, a Termination Payment;


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     (b) the Executive and his eligible dependents shall continue to be covered for two (2) years, under the same terms and conditions, by the medical plan, dental plan and/or group life insurance plan maintained by the Company which covered that Executive and his eligible dependents prior to the Executive's Termination Date. Notwithstanding the foregoing, if the Company's medical plan, dental plan and/or group life insurance plan covering the Executive on his or her Termination Date was amended, replaced or terminated on or after the Change of Control and such action would constitute Good Reason within the meaning of
Section 5.2(k), the Executive and his or her eligible dependents shall be entitled to continued coverage for purposes of this Section 5.9(b) under the terms of the medical plan, dental plan and/or group life insurance plan which they participated in immediately prior to the Change of Control. If the affected plan is no longer available, the Company shall make arrangements to provide equivalent coverage to the Executive and his or her eligible dependents. For this purpose, "equivalent coverage" shall mean medical, dental and/or life insurance coverage, which, when added to the coverage provided to the Executive and his or her eligible dependents under the Company's medical plan, dental plan and/or group life insurance plan in effect on the Executive's Termination Date, equals or exceeds the level of benefits provided under the medical plan, dental plan and/or group life insurance plan to the Executive and his or her eligible dependents on the day immediately preceding the Change of Control. The Executive and the Company shall share the cost of the continued coverage under this
Section 5.9(b) in the same proportions as the Company and similarly situated active employees shared the cost of such coverage on the day preceding the Executive's Termination Date. For purposes of satisfying the Company's or Employer's obligation under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") to continue group health care coverage to the Executive and his eligible dependents as a result of the Executive's termination of employment, the period during which the Executive is permitted to continue to participate in the Company's medical plans and/or dental plans under this Section 5.9(b) shall not be taken into account and treated as part of the period during which the Executive and his eligible dependents are entitled to continued coverage under the Company's group health plans under COBRA. Following the end of the continuation period specified in this Section 5.9(b), the Executive and his eligible dependents shall be covered under such plans and arrangements only as required under the provisions of COBRA;

     (c) any stock options owned by or granted to the Executive shall be deemed immediately vested, not forfeitable, and shall be the property of the Executive, exercisable according to their terms for the balance of the term of years of such options; and

     (d) "out-placement" services in an amount not to exceed Fifty Thousand Dollars ($50,000) will be provided by the Company to the Executive for a period beginning on the Executive's Termination Date. Such services shall be provided for a period beginning on the Executive's Termination Date and ending on the earlier of the date on which the Executive becomes employed in a position commensurate with his or her current salary and responsibilities or the last day of the twelve (12) month


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period which began on the Executive's Termination Date. The "out-placement"
services shall be provided by an out-placement company selected by the Company.

     5.10 Additional Change of Control Payments. In the event of a Change of Control not approved or endorsed in a resolution by the Incumbent Board, unless and until the Company adopts and implements an anti-takeover rights plan approved by a majority of the Incumbent Board, in addition to the compensation set forth above in Section 5.9:

     (a) all unexercised stock purchase options in the name of the Executive on the effective date of the Change of Control shall be be deemed fully exercisable and shall be exercised and paid for by the Company, or the Company's successor in interest, on behalf of the Executive and the total number of shares of Common Stock represented by the total number of options shall be fully paid, nonassessable, and validly issued to the Executive, without payment of monetary consideration by the Executive. Alternatively, the Executive may elect in lieu of the receipt of shares, to relinquish his options with respect to all or any of such shares and receive a payment equal to the price paid for common share in such merger, tender offer, or similar transaction multiplied by the number of common shares the Executive could have purchased with the options;

     (b) in connection with the Executive's receipt of the foregoing option shares or consideration, the Company will pay full tax assistance to keep the Executive whole due to this immediate income, including payment of all relevant employment taxes, income taxes, capital gains taxes, and alternative minimum income taxes, grossed up by an amount necessary to pay all such taxes on the amounts paid under this subparagraph (b); and

     (c) in the event of a Change of Control of the Company by the exchange of securities or issuance of stock in a merger or otherwise, the Company and its successor in interest shall extend to the Executive the opportunity to sell or exchange the option shares issued under provisions (a) and (b) above in a manner and at a time that will allow the Executive to benefit, at his election, from the exchange or issuance of stock in the merger, exchange, or other transaction.

     5.11 Termination Notice and Procedure. Any termination by the Company or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive if such notice is delivered by the Company and to the Company if such notice is delivered by the Executive, all in accordance with the following procedures:

     (a) The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination.

     (b) Any Notice of Termination by the Company shall be approved by a resolution duly adopted by a majority of the directors of the Company then in office.

     (c) If the Company shall give a Notice of Termination for Cause or by reason of Disability and the Executive in good faith notifies the Company that a dispute exists concerning such termination within the fifteen (15) day period following the Executive's receipt of such notice, the Executive may elect to continue his or her employment during such dispute. If it is thereafter determined that (i) the reason given by the Company for termination did exist, the Executive's Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to Section 6.1, (B) the date of the Company's Notice of Termination for Cause, (C) the date of the Executive's death, or (D) one day prior to the end of the Employment Period, and the Executive shall not be entitled to a Termination Payment based on events occurring after the Company delivered its Notice of Termination; or (ii) the reason given by the Company for termination did not exist, the employment of the Executive shall continue as if the Company had not delivered its Notice of Termination and there shall be no Termination Date arising out of such notice.

     (d) If the Executive shall in good faith give a Notice of Termination for Good Reason and the Company notifies the Executive that a dispute exists concerning the termination within the fifteen (15) day period following the Company's receipt of such notice, the Executive may elect to continue his or her employment during such dispute. If it is thereafter determined that (i) Good Reason did exist, the Executive's Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to Section 6.1, (B) the date of the Executive's death, or (C) one day prior to the end of the Employment Period, and the Executive's Termination Payment shall reflect events occurring after the Executive delivered his Notice of Termination; or (ii) Good Reason did not exist, the employment of the Executive shall continue after such determination as if the Executive had not delivered the Notice of Termination asserting Good Reason.

     (e) If the Executive does not elect to continue employment pending resolution of a dispute regarding a Notice of Termination under Sections 5.10(c) and (d), and it is finally determined that the reason for termination set forth in such Notice of Termination did not exist, if such notice was delivered by the Executive, the Executive will be deemed to have voluntarily terminated his employment and if delivered by the Company, the Company will be deemed to have terminated the Executive other than by reason of death, Disability or Cause.

     (f) If the opinion required to be delivered pursuant to Section 5.12(c) shall not have been delivered on or before the date that would otherwise constitute the Termination Date, the Termination Date shall be delayed to the earlier of the date on which such opinion is delivered or one (1) day prior to the end of the Employment Period.

     5.12 Payment of Termination Benefits.

     (a) Payment of Accrued Benefits shall be made promptly in accordance with the Company's prevailing practice and the terms of any applicable benefit plans, contracts or arrangements.

     (b) The Termination Payment shall be payable in a lump sum on the Executive's Termination Date. Such lump sum payment shall not be reduced by any present value or similar factor. The Executive shall not be required to mitigate the amount of such payment by securing other employment or otherwise and such payment shall not be reduced by reason of the Executive securing other employment or for any other reason.

     (c) It is the intention of the Company and the Executive that no portion of the Termination Payment and any other payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement, plan or arrangement be deemed to be an "excess parachute payment" as defined in Section 280G of the Code. It is agreed that the present value of the Total Payments shall not exceed an amount equal to two and ninety-nine hundredths (2.99) times the Executive's Base Period Income, which is the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under
Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with the regulations issued under Section 280G of the Code. Within sixty (60) days following delivery of the Notice of Termination or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code, the Executive and the Company shall, at the Company's expense, obtain the opinions, which need not be unqualified, of legal counsel and certified public accountants or a firm of recognized executive compensation consultants. The Executive shall select said legal counsel, certified public accountants and executive compensation consultants; provided that if the Company does not accept one (1) or more of the parties selected by the Executive, the Company shall provide the Executive with the names of such legal counsel, certified public accountants and/or executive compensation consultants as the Company may select; if the Executive does not accept the party or parties selected by the Company, the legal counsel, certified public accountants and/or executive compensation consultants selected by the Executive and the Company, respectively, shall select the legal counsel, certified public accountants and/or executive compensation consultants, whichever is applicable, who shall provide the opinions required by this Section 5.12(c). The opinions required hereunder shall set forth (i) the amount of the Base Period Income of the Executive, (ii) the present value of Total Payments and (iii) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the Termination Payment or any other payment determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinions or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. The provisions of this Section 5.12(c), including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that the compensation and benefits provided for in Section 5.4 hereof and any other compensation, including but not limited to the Accrued Benefits, earned on or after the date of Change of Control by the Executive pursuant to the Company's compensation programs if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change of Control, are reasonable compensation for services rendered prior to the Change of Control; provided, however, that in the event legal counsel so requests in connection with the opinion required by this Section 5.12(c), a firm of recognized executive compensation consultants, selected by the Executive and the Company pursuant to the procedures set forth above, shall provide an opinion, upon which such legal counsel may rely, as to the reasonableness of any item of compensation as reasonable compensation for services rendered prior to the Change of Control by the Executive. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section 5.12(c) shall be of no further force or effect.

     Notwithstanding anything to the contrary in this Section 5.12(c), additional change of control payments made under Section 5.10 shall not be subject to the limitations described herein. If, as a result of these Code provisions, the Executive is required to pay excise tax by virtue of inclusion of additional change of control payments under Section 5.10, then upon written notice from the Executive to the Company, the Company shall pay the Executive an amount equal to the total excise tax imposed on the Executive (including the excise taxes on any excise tax reimbursements due pursuant to this sentence and the excise taxes on any income tax reimbursements due pursuant to the next sentence). If the Company is obligated to pay taxes for the Executive pursuant to the preceding sentence, the Company also shall pay the Executive an amount equal to the "total presumed federal and state taxes" that could be imposed on the Executive with respect to the excise tax reimbursements due to the Executive pursuant to the preceding sentence and the income tax reimbursements due to the Executive pursuant to this sentence. For purposes of the preceding sentence, the "total presumed federal and state taxes" that could be imposed on the Executive shall be conclusively calculated using a combined tax rate equal to the sum of the then prevailing maximum marginal federal and state income tax rates. No adjustments will be made in this combined rate for the deduction of state taxes on the federal return, the loss of itemized deductions or exemptions, or for any other purpose. The Executive shall be responsible for paying the actual taxes. The amounts payable to the Executive pursuant to this or any other agreement or arrangement with Company shall not be limited in any way by the amount that may be paid pursuant to the Code without the imposition of an excise tax or the loss of Company deductions.

     5.13 Obligations of the Executive.

     (a) The Executive agrees that if, during the Employment Period, the Executive's employment is terminated in a manner entitling the Executive to a Termination Payment or the Executive has voluntarily terminated his employment, the Executive shall not, for a period commencing on the Termination Date and ending after one (1) year, (i) act in a similar capacity for any safety technology company which competes to a substantial degree with the Company in the aerospace and defense or automotive safety industries; or (ii) engage in any activity involving substantial competition with the Company in the aerospace and defense or automotive safety industries without the prior written approval of the Company's President; provided, however, that nothing in this Section 5.13(a) shall prohibit the Executive from owning stock or other securities of a competitor amounting to less than five percent (5%) of the stated capital of such competitor.

     (b) The Executive covenants and agrees, during the Executive's employment by the Company and following his Termination Date, to hold in strict confidence any and all proprietary information in the Executive's possession as a result of the Executive's employment with the Company, including financial, legal, marketing, technical and business information, contract and proposal information, financial statements, and competition related information, but excluding information that is generally available to the public or that otherwise does not constitute proprietary information of the Company.

                                  SECTION SIX

     6.1 Enforcement.

     (a) All claims, disputes and other matters in question between the parties arising under this Agreement, other than Section 5.12, shall be decided by arbitration in accordance with the commercial rules of the American Arbitration Association, unless the parties mutually agree otherwise. Any arbitration shall be held in Phoenix, Arizona, unless the parties mutually agree otherwise. The Company shall pay the costs of any such arbitration. The award by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

     (b) If, after a Change of Control a good faith dispute arises with respect to the enforcement of the Executive's rights under this Agreement or if any arbitration or legal proceeding shall be brought in good faith to enforce or interpret any provision contained herein, or to recover damages for breach hereof and the Executive is the prevailing party, the Executive shall recover from the Company any reasonable attorney's fees and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and prejudgment interest on any money judgment obtained by the Executive calculated at the rate of interest announced by Bank One Trust Company, N. A. (or any successor thereto) from time to time as its prime rate from the date that payments to the Executive should have been made under this Agreement.

     6.2 Payment Obligations Absolute. The Company's obligation during and after the Employment Period to insure that the compensation and arrangements provided herein are provided to the Executive shall be absolute and unconditional and shall not be affected by any circumstances, provided that the Company may apply amounts payable under this Agreement to any loan or other debts then owed to the Company or an Affiliate by the Executive, the terms of which are reflected in a written document signed by the Executive. The amounts payable under this Agreement shall be in lieu of any amounts payable to the Executive under a separate severance plan, agreement or arrangement established by the Company. All amounts payable by the Company under this Agreement shall be paid without notice or demand. Each and every payment made under this Agreement by the Company shall be final. Notwithstanding the foregoing, in the event that the Company has paid an Executive more than the amount to which the Executive is entitled under this Agreement, the Company shall have the right to recover all or any part of such overpayment from the Executive or from whomsoever has received such amount.

     6.3 Severability. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken. All portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

     6.4 Governing Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Arizona, and no action involving this Agreement may be brought except in the Superior Court for the State of Arizona or the Federal District Court for the District of Arizona, subject to Section 6.1.

                                 SECTION SEVEN

     7.1 Amendment or Termination.

     (a) This Agreement sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written negotiations, commitments, understandings and writings with respect thereto. This Agreement may not be terminated, amended or modified during its term as specified above except by written instrument executed by the Company and the Executive.

     (b) Upon the proper termination of this Agreement by the Company for any reason whatsoever, or upon the termination of this Agreement by the Executive, this Agreement shall thereupon be and become void and of no further force or effect, except that the arbitration provisions of Section 6.1 shall continue to govern any disputes arising hereunder. Any payments due pursuant to the terms of this Agreement for services rendered prior to the termination shall be made as provided in this Agreement.

     (c) The provisions of SECTION FIVE of this Agreement shall be effective until October 13, 2003, and shall continue for additional two (2) year periods thereafter, unless the Company notifies the Executive in writing one (1) year prior to October 13, 2003 (or the second anniversary of that date, or the date of notification of termination, in the event the Agreement continues beyond that date pursuant to the provisions of this Section 7.1(c)) that it does not intend to continue those provisions of the Agreement. Notwithstanding the foregoing,
(i) if a Change of Control has occurred on or before the date on which the Agreement would be terminated by the Company in accordance with this Section 7.1, the Agreement shall not terminate with respect to that Change of Control until the end of the Employment Period, and (ii) this Agreement shall terminate if, prior to a Change in Control, the Executive ceases to be employed by the Employer as a corporate officer.

                                 SECTION EIGHT

     8.1 Assignment and Successors.

     (a) Except as otherwise provided in this Section 8.1, this Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder.

     (b) If all or substantially all of the Company's business and assets are sold, assigned or transferred to any Person, or if the Company merges into or consolidates or otherwise combines with any Person which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to the Person which is either the acquiring or successor corporation, and such Person shall assume and perform from and after the date of such assignment the terms, conditions and provisions imposed by this Agreement upon the Company. Failure of the Company to obtain such assignment shall be a breach of this Agreement. In case of such assignment by the Company and of assumption and agreement by such Person, all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such Person(s).

     (c) This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estate, executors, administrators, heirs and beneficiaries. In the event of the Executive's death, all amounts payable to the Executive under this Agreement shall be paid to the Executive's estate. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the Company's business and assets shall be transferred whether by merger, consolidation, transfer or sale. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

                                  SECTION NINE

     9.1 Notice. Notices given pursuant to this Agreement shall be in writing and (a) if hand delivered, shall be deemed given when delivered, and (b) if mailed, shall be deemed delivered when placed in the United States mail, postage prepaid, addressed,

     If to the Executive, to:

     Joseph W. Coltman
     2700 N. Central Ave.

     Suite 1000
     Phoenix, Arizona 85004

     If to the Company, to:

     President
     Simula, Inc.
     2700 N. Central Avenue, Suite 1000
     Phoenix, Arizona 85004

or to such other addresses as the parties may provide written notice of to each other, from time to time, in accordance with this Section 9.1

                                  SECTION TEN

     10.1 Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     10.2 Withholding. The Company shall be entitled to withhold from amounts to be paid to the Executive under this Agreement any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

     10.3 Funding. Amounts payable under this Agreement shall constitute an unfunded general obligation of the Company payable from its general assets, and the Company shall not be required to establish any special fund or trust for purposes of paying benefits under this Agreement. The Executive shall not have any vested right to any particular assets of the Company as a result of execution of this Agreement and shall be a general creditor of the Company.

     10.4 Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement as of the date and year first above written.

                                                SIMULA, INC.


                                                By  /s/ Brad Forst
                                                    ----------------------------
                                                Its President and CEO
                                                    ----------------------------


ATTEST:

By /s/ Benjamin G. Clark
   ----------------------------------
 Its  General Counsel & Secretary
   ----------------------------------


                                                /s/ Joseph W. Coltman
                                                --------------------------------
                                                          Executive



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